UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 31, 2006

GREAT AMERICAN FAMILY PARKS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-127199	91-0626756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

208 South Academy Avenue, Suite 130, Eagle, Idaho 83616

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (208) 342-8888

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Disposition of Assets

On October 31, 2006, Crossroads Convenience Center LLC (“Crossroads or Seller”), a wholly-owned subsidiary of Great American Family Parks, Inc. (“Great American” or the “Company”), entered into an asset purchase agreement (the “Agreement”) with Idaho Center Chevron, Inc. (“Idaho Center or Buyer”) pursuant to which Idaho Center purchased the business and assets of the convenience center business owned by Crossroads, other than real estate. Such assets consist of the fuel and retail facility located next to The Idaho Center, a regional entertainment complex in the Boise, Idaho metropolitan area, as well as all of the property owned or leased by the Company that is used in connection with the business.

The purchase price for the assets is $600,000, consisting of $300,000 in cash and a secured conditional promissory note in the amount of $300,000 (the “Note”). The Note has a term of five years and bears interest at the rate of eight percent per annum. The Note is issued jointly by the Buyer and Richard Swensen and is secured by 300,000 shares of common stock of the Company owned by Mr. Swensen, 270,000 shares of which were delivered at closing and an additional 30,000 shares of which are required to be delivered within two weeks of closing. Seller may sell the stock at any time to cover the Note.

The Agreement also includes an option, exercisable on or before November 30, 2006, to purchase the real property owned by Crossroads located at 5950 East Franklin Road in Nampa, Canyon County, Idaho for a purchase price of approximately $2,400,000. The parties anticipate that the purchase of the real estate will be completed within 30 days. In the interim, Crossroads will lease the real property to Idaho Center for a price of $8,000 per month.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

The pro forma financial information required by this item is required to be filed by amendment not later than 71 calendar days after the filing date of this report.

(c) Exhibits.

10.1

Asset Purchase Agreement between Cross Convenience Center LLC and Idaho Center Chevron, Inc., effective as of October 31, 2006.

99.1

Press release dated as of November 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AMERICAN FAMILY PARKS, INC.

Date: November 3, 2006	By: /s/ Larry Eastland
Name: Larry Eastland President, Chief Executive Officer, Chairman of the Board

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